EXHIBIT 99.1



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CEL-SCI CORPORATION                                             NEWS

8229 Boone Boulevard, Suite 802                          COMPANY CONTACT:
Vienna, VA  22182.  USA                                  Gavin de Windt
Telephone (703) 506-9460                                 CEL-SCI Corporation
 www.cel-sci.com                                         (703) 506-9460

             CEL-SCI Corporation Announces Proposed Public Offering
                          of Common Stock and Warrants

Vienna, VA, December 18, 2013 - CEL-SCI Corporation (NYSE MKT: CVM), a late-stage oncology company, today announced that it intends to offer and sell common stock and warrants in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed.

Laidlaw & Company  (UK) Ltd.  is acting as sole  book-running  manager for the
offering.   Dawson  James  Securities,  Inc. is acting as  co-manager  for the offering.

A shelf registration statement and accompanying base prospectus on Form S-3 relating to the securities was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus supplement relating to the offering, when available, may be obtained from the offices of Laidlaw & Company
(UK) Ltd.,  546 Fifth  Avenue,  23rd  Floor,  New York,  NY,  10036,  telephone:
212-953-4900., or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About CEL-SCI Corporation

CEL-SCI is dedicated to research and development directed at improving the treatment of cancer and other diseases by utilizing the immune system, the body's natural defense system. The lead investigational therapy is Multikine (Leukocyte Interleukin, Injection), currently being studied in a pivotal global Phase III clinical trial. CEL-SCI is also investigating a different peptide-based immunotherapy (LEAPS-H1N1-DC) as a possible treatment for H1N1 hospitalized patients and a vaccine (CEL-2000) for Rheumatoid Arthritis (currently in preclinical testing) using its LEAPS technology platform. The investigational immunotherapy LEAPS-H1N1-DC treatment involves non-changing regions of H1N1 Pandemic Flu (See Journal of Clinical Investigation - J Clin Invest. 2013; 123(7):2850-2861. doi: 10.1172/JCI67550) Avian Flu (H5N1), and the
Spanish Flu, as CEL-SCI scientists are very concerned about the possible emergence of a new more virulent hybrid virus through the combination of H1N1 and Avian Flu, or maybe Spanish Flu. The Company has operations in Vienna, Virginia, and in/near Baltimore, Maryland.

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*Multikine is the trademark that CEL-SCI has registered for this investigational therapy, and this proprietary name is subject to FDA review in connection with its future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use. Moreover, no definitive conclusions can be drawn from the
early-phase,   clinical-trials   data  involving  the  investigational   therapy
Multikine (Leukocyte Interleukin, Injection). Further research is required, and early-phase clinical trial results must be confirmed in the well-controlled, Phase III clinical trial of this investigational therapy that is currently in progress.

Safe Harbor Statement

When used in this release, the words "intends," "believes," "anticipated" and "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the company's ability to complete the proposed public offering of its common stock and warrants described above. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.